Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of April 27, 2026 (this “Agreement”), is entered into by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”), and each of the signatories named on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, each Stockholder is, as of the date hereof, the record or beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act of the number of Shares [and Series X Preferred Shares] as set forth opposite the name of such Stockholder on Schedule I hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Flex Merger Sub, Inc., a Nevada corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and XOMA Royalty Corporation, a Nevada corporation (the “Company”), are entering into that certain Agreement and Plan of Merger, dated as of April 27, 2026 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent upon the terms and subject to the conditions set forth therein;

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and suﬃciency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Voting Agreement.

1.1 During the Agreement Period (as defined in Section 4.1 below), each Stockholder hereby agrees that, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Shares [or of the Series X Preferred Shares], including the Company Stockholders’ Meeting, however called, and in connection with any written consent of the holders of the Shares [or the Series X Preferred Shares], such Stockholder shall appear at such meeting or otherwise cause all of such Stockholder’s Subject Shares (as defined in Section 2.1(d) below), to be counted as present thereat for purposes of calculating a quorum and vote (or cause to be voted) or, if applicable, deliver (or caused to be delivered) a written consent with respect to all of such Stockholder’s Subject Shares, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote or action by written consent:

(a) in favor of (A) the adoption of the Merger Agreement, the Merger and the approval of the transactions contemplated in the Merger Agreement and any actions related thereto; and (B) without limitation of the preceding clause (A), the approval of any proposal to adjourn or postpone the Company Stockholders’ Meeting to a later date if there are not suﬃcient votes for adoption of the Merger Agreement on the date on which the Company Stockholders’ Meeting is held; and

(b) against (A) any Acquisition Proposal or any acquisition agreement related to such Acquisition Proposal; (B) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of the Company under the Merger Agreement; (C) each of the following actions (other than the transactions contemplated in the Merger Agreement): (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries, (II) any sale, lease, license or other transfer of a material amount of the assets of the Company or any of its Subsidiaries, taken as a whole and (III) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; and (D) any corporate action the consummation of which would reasonably be expected to frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated in the Merger Agreement.

1.2 Each Stockholder shall retain at all times the right to vote or exercise such Stockholder’s right to consent with respect to such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters, other than those set forth in Section 1.1, that are at any time or from time to time presented for consideration to the holders of the Shares generally.

1.3 [Each Stockholder that is a record or beneficial owner of any Series X Preferred Shares hereby agrees and consents to the terms and provisions of the Merger Agreement as they pertain or otherwise apply to the Series X Preferred Shares, for all purposes of the Merger Agreement, the Series X Certificate of Designation, the Company Articles, any Contract between such Stockholder and the Company, the NRS or any other applicable Law.]

1.4 Irrevocable Proxy.

(a) Each Stockholder that is a record or beneficial owner of any Subject Shares hereby revokes (or agrees to cause to be revoked) any and all proxies that it has heretofore granted with respect to such Subject Shares inconsistent with the terms hereof. Each Stockholder that is a record or beneficial owner of any Subject Shares hereby irrevocably appoints Parent as attorney-in-fact and proxy, with full power of substitution, for and on its behalf, for and in the name, place and stead of such Stockholder, to (i) vote, express consent or dissent or issue instructions to such Stockholder to vote such Subject Shares in accordance with the provisions of Section 1.1 at any meeting of the holders of such Subject Shares, including the Company Stockholders’ Meeting, however called, addressing such matters, and (ii) grant or withhold, or issue instructions to such Stockholder to grant or withhold, in accordance with the provisions of Section 1.1, all written consents with respect to the Subject Shares addressing such matters.

(b) The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable, and shall survive and not be affected by the liquidation, dissolution or bankruptcy of the Stockholder if such Stockholder is not an individual, or the death, incapacity, mental illness or insanity of the Stockholder if such Stockholder is an individual, and shall not be terminated by operation of any Law or upon the occurrence of any other event other than the termination of this Agreement in accordance with Section 4.1. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.4(b) is given in connection with, and granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Stockholder under Section 1.1. Parent covenants and agrees with Stockholder that Parent will exercise the foregoing proxy consistent with the provisions of Section 1.1.

(c) For the avoidance of doubt, nothing in this Agreement prevents any Stockholder from voting or issuing instructions, including any proxy to vote (or maintaining any such instructions or proxy), at its discretion, all Subject Shares at the Company’s annual meeting of stockholders of the Company, on the matters described in the Company’s proxy statement disseminated to holders of securities of the Company prior to the date hereof.

2. Representations and Warranties.

2.1 Representations and Warranties of Stockholder. Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to Parent as follows as of the date hereof:

(a) Organization. If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authorization. If such Stockholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity (the “Enforceability Exceptions”). If such Stockholder is a married individual, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse (including pursuant to Section 3.7) and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder’s spouse in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

(c) No Conflict.

(i) Neither the execution and delivery of this Agreement by such Stockholder, nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A) if such Stockholder is not an individual, conflict with or violate any provision of its certificate of incorporation, bylaws or similar organizational documents, (B) assuming that each of the filings referred to in Section 2.1(c)(ii) are made and any applicable waiting periods referred to therein have expired, contravene, conflict with or result in a violation or breach of any provision of any Laws applicable to such Stockholder, (C) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which such Stockholder is entitled under any provision of any Contract binding on such Stockholder or (D) result in the creation or imposition of any Lien upon such Stockholder’s Subject Shares (except for any applicable restrictions on transfer under the Securities Act or as created by this Agreement (the “Permitted Exceptions”)).

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal or any foreign securities Laws and the rules and requirements of Nasdaq, and (B) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse eﬀect on such Stockholder’s ability to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(d) Ownership of Subject Shares. As of the date hereof, such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Subject Shares constitute community property under applicable Laws) is, and at all times during the Agreement Period will be, the record or beneficial owner of such Shares [and Series X Preferred Shares] as set forth opposite the name of such Stockholder on Schedule I hereto (together with any Shares[, Series X Preferred Shares] or other securities that may become subject to this Agreement as provided in Section 3.4, [including pursuant to the conversion of any Series X Preferred Shares set forth in Section 3.9,] the “ Subject Shares”) free and clear of any Liens (except for the Permitted Exceptions) and with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer (as defined below) under the Securities Act. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares set forth on Schedule I opposite the name of such Stockholder are the only securities of the Company beneficially owned by such Stockholder on the date hereof, and such Stockholder does not beneficially own any other securities of the Company.

(e) Proxy. Except for this Agreement (including Section 1.4), none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares, on the date hereof, except pursuant to this Agreement. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.

(f) Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Action pending or, to the knowledge of such Stockholder, threatened against or aﬀecting such Stockholder or any of such Stockholder’s Subject Shares that could reasonably be expected to impair the ability of such Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g) Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(h) Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Sub or the Company or any of their respective Aﬃliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

2.2 Representations and Warranties of Parent. Parent hereby represents and warrants, as of the date hereof, to each Stockholder as follows:

(a) Organization. Parent has been duly organized, is validly existing and in good standing (where such concept is recognized under applicable law) under the Laws of Delaware.

(b) Authorization. Parent has the requisite authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the Stockholders, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its respective terms, except as enforceability may be limited by the Enforceability Exceptions.

(c) No Conflict.

(i) Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (A) conflict with or violate any provision of the certificate of incorporation and bylaws of Parent, (B) violate any Law or judgment of any Governmental Entity applicable to Parent, or (C) result in any violation or breach of any Contract to which Parent is a party, other than in the case of clauses (A), (B) and (C) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such the ability of Parent to perform its obligations under this Agreement.

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any rules or regulations of Nasdaq, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse eﬀect on the ability of Parent to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby.

3. Covenants.

3.1 No Solicitation. During the Agreement Period, each Stockholder, solely in his, her or its capacity as a stockholder of the Company, agrees that it, he or she will not, directly or indirectly, take any action or omit to take any action that the Company is not permitted to take or omit to take pursuant to Section 5.3 of the Merger Agreement.

3.2 No Proxies for or Dispositions of Securities of the Company. Except pursuant to the terms of this Agreement [(including Section 1.4)], no Stockholder shall (nor permit any Person under such Stockholder’s control to), without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, consents, powers of attorney, rights of first oﬀer or refusal or enter into any voting trust or voting agreement or arrangement with respect to the voting of any Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of law, or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares or any other securities of the Company (any transaction described in this clause (ii), a “Transfer”), (iii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares or any other securities of the Company, or (iv) otherwise permit any Liens (other than the Permitted Exceptions) to be created on any Subject Shares or other securities of the Company held or owned by such Stockholder. Notwithstanding the foregoing, the restrictions set forth in this Section 3.2 shall not prohibit any Transfer of Subject Shares by a Stockholder to an Affiliate of such Stockholder; provided, that (A) such Affiliate transferee shall have executed and delivered to Parent a joinder to this Agreement, in form and substance reasonably acceptable to Parent, agreeing to be bound by the terms of this Agreement with respect to such transferred Subject Shares, and (B) such Transfer shall not relieve the transferring Stockholder of its obligations hereunder.

3.3 Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent or the Company of such Stockholder’s identity and holding of Subject Shares and other securities of the Company, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent or the Company reasonably determines is required to be disclosed by applicable Laws in any press release, any registration statement, any schedules and documents filed or furnished by Parent or the Company with the SEC or any other disclosure document in connection with the transactions contemplated by the Merger Agreement, and (b) agrees promptly to give to Parent (or the Company, if so directed by Parent) any information related to such Stockholder that Parent or the Company may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees promptly to notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Parent hereby consents to and authorizes each Stockholder to make such disclosure or filings to the extent required by the SEC.

3.4 Additional Subject Shares. In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional securities of the Company with voting rights or any other voting interest with respect to the Company, such securities of the Company and voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Subject Shares and securities of the Company set forth on Schedule I opposite the name of such Stockholder will be deemed amended accordingly. Each Stockholder shall promptly notify Parent of any such event.

3.5 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Shares [or the Series X Preferred Shares] by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such Shares[, Series X Preferred Shares and Conversion Shares (as defined in the Series X Certificate of Designation), as the case may be,] as well as all such stock dividends and distributions and any securities into which or for which any or all of such Shares[, Series X Preferred Shares or Conversion Shares] may be changed or exchanged.

3.6 Waiver of Appraisal Rights and Actions. Each Stockholder hereby (a) irrevocably waives and agrees not to exercise any rights such Stockholder may have as to appraisal, dissent or any similar or related matter with respect to any of such Stockholder’s Subject Shares that may arise with respect to the Merger or any of the other transactions contemplated by the Merger Agreement and (b) agrees (i) not to commence or participate in, and (ii) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Aﬃliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or any other transactions contemplated in the Merger Agreement, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the other transactions contemplated in the Merger Agreement; provided, however, that the foregoing clause (b) shall not restrict any Stockholder from (x) bringing any claim for fraud, willful misconduct or bad faith, or (y) enforcing rights to receive the Merger Consideration or other amounts due to such Stockholder under the Merger Agreement.

3.7 Spousal Consent. If Stockholder is a married individual and any of the Subject Shares or other securities of the Company constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Exhibit A.

3.8 Certain Transactions Involving Parent Common Stock. During the Agreement Period, each Stockholder agrees not to enter into any option, put, call, derivative or other Contract, arrangement or understanding with respect to any current or future oﬀer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), including any hedge, swap or other similar arrangement, of any common stock of Parent (“Parent Common Stock”), whether owned of record or beneficially by such Stockholder, or any interest in any Parent Common Stock (whether owned of record or beneficially by such Stockholder), other than with the prior written consent of Parent or as may be specifically permitted pursuant to a written Contract between such Stockholder and Parent governing the transferability of Parent Common Stock or any interest in any Parent Common Stock. Any transaction in violation of this Section 3.8 shall be null and void and of no eﬀect whatsoever. Notwithstanding the foregoing, this Section 3.8 shall not restrict (a) any Stockholder from selling, transferring or otherwise disposing of any Parent Common Stock received as Merger Consideration (or any Parent Common Stock acquired in the open market after the Effective Time), (b) any hedging, swap or similar arrangement by a Stockholder with respect to Parent Common Stock entered into prior to the date hereof, or (c) transfers of Parent Common Stock among Affiliates of a Stockholder.

3.9 [Conversion.

(a) Promptly following the date of this Agreement, each Stockholder shall, or cause its Affiliates to, as applicable, (a) deliver a written notice to the Company to increase its Beneficial Ownership Limitation (as defined in the Series X Certificate of Designation) to 45% pursuant to Section 6(c) of the Series X Certificate of Designation, and (b) request in writing a waiver from the Company of the sixty-one (61) day notice period set forth in Section 6(c) of the Series X Certificate of Designation and take all actions necessary to obtain such waiver.

(b) Promptly following the execution of this Agreement, each Stockholder shall deliver to the Company a Notice of Conversion (as defined in the Series X Certificate of Designation), which shall specify a “Date to Effect Conversion”, that may be no later than three (3) Business Days prior to the record date for the Company Stockholders’ Meeting, providing for the conversion of all Series X Preferred Shares owned by such Stockholder, upon which such Stockholder shall be entitled to receive the Conversion Shares issuable upon such conversion in accordance with, and subject to the terms and conditions of, the Series X Certificate of Designation (such shares, the “Stockholder Conversion Shares”). Each Stockholder shall use its reasonable best efforts to cooperate in good faith to facilitate the timely issuance and delivery of such Stockholder Conversion Shares in accordance with the Series X Certificate of Designation.]

3.10 Further Assurances. Parent and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best eﬀorts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.

4. Miscellaneous.

4.1 Termination. This Agreement shall automatically terminate and become void and of no further force or eﬀect on the earlier of (the period from the date hereof through such earlier time being referred to as the “Agreement Period”): (a) the Eﬀective Time; (b) the termination of this Agreement by written notice from Parent to each Stockholder; and (c) the termination of the Merger Agreement in accordance with its terms; provided, that (i) any representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time if, by their terms, apply, or are to be performed in whole or in part, after the Effective Time, (ii) Section 1.2, and Section 3.1 shall survive any termination effected pursuant to the foregoing clause (a), and (iii)

upon termination of this Agreement, all other obligations of the parties hereunder will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, further, that the termination of this Agreement shall not relieve any party from liability arising from fraud or any willful and intentional breach prior to such termination. For clarity, this Agreement shall not terminate upon any Adverse Recommendation Change unless the Merger Agreement, is terminated in accordance with its terms.

4.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares or other securities of the Company. All rights, ownership and economic benefits of and relating to the Subject Shares and applicable securities of the Company shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares or such securities of the Company, except as otherwise provided herein.

4.3 Representations and Warranties. Except for any representations and warranties that survive pursuant to Section 4.1, the representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Agreement Period.

4.4 Amendment; Waiver. Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be eﬀective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of deliver if by e-mail (provided, that (i) no automatic “bounce back” or similar automatic message of non-delivery is received with respect thereto and (ii) any communication sent by email on either (x) a non-Business Day or (y) any Business Day after 5:00 p.m. (recipient’s local time) shall in each case of (x) and (y) be deemed to have been sent at 9:00 a.m. (recipient’s local time) on the next Business Day), (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to Parent, to:

Ligand Pharmaceuticals Incorporated

555 Heritage Drive, Suite 200, Jupiter, Florida

Attention: [***]

Email: [***]

with a copy (which shall not constitute notice) to:

Ligand Pharmaceuticals Incorporated

555 Heritage Drive, Suite 200, Jupiter, Florida

Attention: [***]

Email: [***],

and:

Paul Hastings LLP

200 Park Avenue, New York, NY 10166

Attention: [***]

E-mail: [***]

(ii)	if to a Stockholder:

As set forth on the signature page to this agreement.

4.6 The provisions set forth in Section 8.6 (Interpretation), Section 8.7 (Entire Agreement), Section 8.9 (Governing Law), Section 8.10 (Submission to Jurisdiction), Section 8.12 (Specific Performance), Section 8.14 (Severability), Section 8.15 (Waiver of Jury Trial), Section 8.16 (Counterparts), Section 8.17 (Electronic Signature) and Section 8.18 (No Presumption Against Drafting Party) of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

4.7 No Third Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder.

4.8 Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that Parent may transfer or assign its respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Aﬃliates at any time; provided, that such transfer or assignment shall not relieve Parent of respective obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent.

4.9 Obligations; Stockholder Capacity. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. Each Stockholder is signing and entering this Agreement solely in his, her or its capacity as the beneficial owner of such Stockholder’s Subject Shares and other securities of the Company, and nothing herein shall limit or aﬀect in any way any actions that may be hereafter taken by him, her or it in his, her or its capacity as an employee, oﬃcer or director of the Company or any of its Subsidiaries, and no such action or omission shall constitute a breach of this Agreement.

4.10 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not such transactions are consummated.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized oﬃcers as of the day and year first above written.

LIGAND PHARMACEUTICALS INCORPORATED

By:

Name:

Title:

[Signature page to Voting and Support Agreement]

Schedule I

Stockholder Name	Securities of the Company Beneficially Owned

EXHIBIT A

CONSENT OF SPOUSE

In consideration of the execution of that certain Voting and Support Agreement, (the “Voting Agreement”), dated as of April 27, 2026 by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”) and each of the individuals and entities listed on the signature pages thereto, including         (the “Stockholder”), I, the undersigned, spouse of the Stockholder, have been given a copy of, and have had an opportunity to review, the Voting Agreement and clearly understand the provisions contained therein.

I hereby approve the Voting Agreement and appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Voting Agreement. I agree to be bound by and accept the provisions of the Voting Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Subject Shares (as defined in the Voting Agreement) held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of the Voting Agreement.

(Signature)

Name:

(Please Print)

Dated: